UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM 8-K
                             ----------------------

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                ------------------------------------------------

        Date of Report (Date of earliest event reported): March 24, 2006

                         Commission File Number: 0-29195

                           ONSCREEN TECHNOLOGIES, INC.
                 (Name of Small Business Issuer in Its Charter)
                             -----------------------

            Colorado                                         84-1463284
     (State or jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                        Identification No.)


600 NW 14th Avenue, Suite 100, Portland, Oregon                         97209
  (Address of Principal Executive Offices)                            (Zip Code)


                                 (503) 417-1700
                         (Registrant's telephone number)
                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

March 1st and 17th, 2006, respectively, the Board of Directors appointed William
J. Clough, Esq. and John P. Rouse to the Board of Directors to serve until the next shareholders' meeting or until his successor shall have qualified and is duly elected.

William J. Clough, Esq. serves as Executive Vice President of Corporate Development, Corporate Secretary and General Counsel. William J. Clough was a police officer for 16 years, working at the local, state, and federal level. In 1987 while working as a Federal Air Marshall flying in Southern Europe and the Middle East, Mr. Clough decided to return to law school. He received his Juris Doctorate, cum laude, from Hastings College of the Law in 1990. He operated his own law firm with offices in Los Angeles, San Francisco, and Honolulu for 12 years. Mr. Clough obtained the largest ever non-wrongful death jury verdict in Los Angeles County Superior Court in 2000 and successfully represented parties in multi-million dollar cases throughout the United States. He is certified to practice law in state and federal courts in California, Illinois, Hawaii, and before the United States Supreme Court. Mr. Clough has represented large scale manufacturing and entertainment entities, including work with MGM Studios, 20th Century Fox, News Corp., Lions Gate Films, Artisan Pictures, Sony, Mediacopy, and others.

John P. Rouse brings to the board 30 years of business management experience. For the last 17 years Mr. Rouse has been the President/Owner/Founder of Washington Equipment Manufacturing Company, Inc. (WEMCO), located in the State of Washington. WEMCO is a multi-million dollar entrepreneurial startup manufacturing company. As its Founder, Mr. Rouse was personally responsible for setting up the engineering, manufacturing and financial aspects of WEMCO and continues to run the daily operations. Prior to founding WEMCO, Mr. Rouse spent 12 years as equipment and operations manager for DHH Investments and its subsidiary companies, Acme Concrete, Acme Concrete Construction Division, Acme Concrete Asphalt Division, Acme Concrete Ready Mix in Richland, WA, Yakima Concrete and Asphalt Company and Cunningham Sand, Gravel and Asphalt. The Construction and Asphalt Divisions operated in most of the Western United States and the Concrete Division was one of the largest users of cement in the United States. As a member of DHH's Executive Committee, Mr. Rouse was responsible for purchasing new equipment, daily operations and financial/budgeting.

Item 3.02 Unregistered Sales of Equity Securities

Between August 15, 2005 and March 17, 2006, we received a total of ten million three hundred thousand dollars ($10,300,000) from the sale of our 12% Convertible Promissory Notes ("Notes"). As an additional inducement, if a holder of a Note invested at least $500,000, that investor was entitled to receive a 20% additional equity consideration in the form of shares of our common stock. All investors also received a warrant for twenty five percent (25%) of the shares issued at conversion with a per share price of one cent. All or part of the Notes may be converted into shares of our common stock at a conversion price of $0.25 per share. A form of the Promissory Note is attached as an exhibit to our Form 8-K filed August 26, 2005 to which this Form 8-K shall supplement and update. We are required to register such shares on behalf of such investors along with the equity securities which we anticipate issuing in the future.

As of March 20, 2006, all owners of the Notes have converted all unpaid principal into 52,300,000 shares of our common stock. Our accrued interest obligation is approximately $103,000. We relied upon the exemption from registration under Section 4(2) and Rule 506 of Regulation D of the Securities Exchange Act of 1934, as amended. We issued to a total of 36 holders.

Item 7.01 Regulation FD Disclosure

On March 22, 2006 the Company issued a press release announcing the conversion of this debt to equity. A copy of the press release is attached hereto as
Exhibit 99.1. The information in this report furnished pursuant to this Item
7.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section. It may only be incorporated by reference in another filing under the Securities Act of 1933, as amended, if such subsequent filing references this Item 7.01 of this Form 8-K.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 24th day of March 2006.

                                         ONSCREEN TECHNOLOGIES, INC.
                                                  (Registrant)

                                         By: /s/ Charles R. Baker
                                            ----------------------------------
                                             Charles R. Baker as CEO/President


                                       2